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                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                     FORM 8-K

                                                  CURRENT REPORT

                                      Pursuant to Section 13 or 15(d) of the
                                          Securities Exchange Act of 1934

                        Date of Report (Date of earliest event reported): November 20, 2002

                                        SOUTHERN CALIFORNIA EDISON COMPANY
                              (Exact name of registrant as specified in its charter)

                 CALIFORNIA                           001-2313                              95-1240335
     (State or principal jurisdiction of          (Commission file                       (I.R.S. employer
       incorporation or organization)                  number)                          identification no.)

                                             2244 Walnut Grove Avenue
                                                  (P.O. Box 800)
                                            Rosemead, California 91770
                           (Address of principal executive offices, including zip code)

                                                   626-302-1212
                               (Registrant's telephone number, including area code)

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Items 1 through 4 and 6 through 9 are not included because they are inapplicable.

Item 5.  Other Events

California Public Utilities Commission Litigation Settlement Agreement

As disclosed in Edison International's quarterly report on Form 10-Q for the quarter ended September 30, 2002,
Edison International's subsidiary, Southern California Edison Company, is a party to a litigation settlement agreement with the California Public Utilities Commission providing for Southern California Edison to recover its past electricity procurement costs.  The settlement agreement is being challenged on appeal to the United States
Court of Appeals for the Ninth Circuit, which certified questions to the California Supreme Court about whether the settlement agreement violated California laws.  Southern California Edison filed a brief requesting that the
California Supreme Court accept the case, reformulate one of the questions, and answer the questions as reformulated.  On November 20, 2002, the California Supreme Court issued an order indicating that it would hear the case, agreeing to reformulate one of the questions as requested by Southern California Edison, and setting a briefing schedule that concludes in March 2003.  The order also granted Southern California Edison's request for calendar preference, indicating that the Court would set the matter for hearing as soon as possible upon completion of briefing.  Southern California Edison does not know when the California Supreme Court will hear the matter or issue its answers to the certified questions.

                                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 SOUTHERN CALIFORNIA EDISON COMPANY
                                                            (Registrant)

                                                                       KENNETH S. STEWART
                                                 -------------------------------------------------------------
                                                                       KENNETH S. STEWART
                                                        Assistant General Counsel and Assistant Secretary

November 27, 2002